UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2013

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

    In connection with preparing the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, the Company reclassified certain amounts in its Condensed Consolidated Statement of Cash Flows from the amounts reflected in its earnings release issued on May 2, 2013 and furnished to the SEC in a report on Form 8-K filed on May 2, 2013.

    This reclassification relates to certain obligations assumed in connection with the acquisition of Sealy Corporation, completed on March 18, 2013.  Specifically, the Company included $32.2 million as a cash inflow in “Net Cash Provided by Operating Activities” in the line item “Changes in operating assets and liabilities” that should have been included as a cash outflow in “Cash Flows from Investing Activities” in the line item “Acquisition of business, net of cash acquired”.  This reclassification does not affect any other line item in the Condensed Consolidated Statement of Cash Flows for the quarter ended March 31, 2013.  This reclassification has no impact on the Company’s Condensed Consolidated Balance Sheet at March 31, 2013, or the Company’s Condensed Consolidated Statement of Income and Condensed Consolidated Statement of Comprehensive Income for the quarter ended March 31, 2013.  This reclassification has been properly reflected in the Condensed Consolidated Statement of Cash Flows included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

May 10, 2013	By:	/s/ DALE E. WILLIAMS
Dale E. Williams
Executive Vice President and Chief Financial Officer